Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of June 28, 2016 by and between Easterly Acquisition Corp., a Delaware corporation (“Parent”) and the undersigned Sungevity, Inc. (the “Company”) stockholder (“Company Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Solaris Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Sellers Representative have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged (the “Merger”) with and into the Company with the Company continuing as the surviving entity and a wholly owned subsidiary of Parent;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Person set forth in Section 5.17 of the Parent Disclosure Letter execute and deliver this Agreement and agree, among other things, to vote all of their shares of capital stock of the Company in favor of the approval and adoption of the Merger Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement. As used herein the terms:

(a)          “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by Company Stockholder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (including upon the exercise of options or warrants); and

(b)          “Derivative Securities” means any securities that are the subject of any derivative or other transaction entered into by any Person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference or in relation to the price or value of such securities, irrespective of whether (i) such derivative conveys or confers to any Person, or otherwise has ascribed to it, any voting rights or voting power or (ii) the derivative is capable of being or required to be settled by the payment of cash or through the delivery of such securities;

2.          Representations and Warranties of Company Stockholder. Company Stockholder hereby represents and warrants to Parent with respect to Company Stockholder’s ownership of its Voting Shares set forth on the signature page hereto as follows:

(a)          Authority. If Company Stockholder is a legal entity, Company Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. If Company Stockholder is a natural person, Company Stockholder has the legal capacity to enter into this Agreement. If Company Stockholder is a legal entity, this Agreement has been duly authorized, executed and delivered by Company Stockholder. This Agreement constitutes a valid and binding obligation of Company Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)          No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Company Stockholder is required in connection with the execution, delivery and performance of this Agreement. If Company Stockholder is a natural person, either (i) no consent of Company Stockholder’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) Company Stockholder’s spouse has executed and delivered the spousal consent attached hereto as Exhibit A. If Company Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)          No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Company Stockholder or to Company Stockholder’s property or assets that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent Company Stockholder from fulfilling its obligations under this Agreement.

(d)          Ownership of Shares.  Company Stockholder Beneficially Owns its Voting Shares free and clear of all Encumbrances. Except pursuant hereto and pursuant to (i) that certain Second Amended and Restated Voting Agreement, dated as of December 11, 2015, by and among the Company, Company Stockholder and the other stockholders of the Company party thereto (the “Original Voting Agreement”), (ii) that certain Second Amended and Restated Right of Refusal and Co-Sale Agreement, dated as of December 11, 2015, by and among the Company, Company Stockholder and the other stockholders of the Company party thereto (the “Co-Sale Agreement”), and (iii) that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of December 11, 2015, by and among the Company, Company Stockholder and the other stockholders of the Company party thereto (the “Investors’ Rights Agreement”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company Stockholder is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Company Stockholder does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or Company Preferred Stock or any security exercisable for or convertible into shares of Company Common Stock or Company Preferred Stock, other than as set forth on Annex A (collectively, “Options”).

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(e)          Positions. Neither Company Stockholder nor any of its Affiliates, nor anyone else acting on its or their behalf, has acquired record or beneficial ownership of, or has a short position or any other interest in, any Voting Securities or debt securities of Parent.

3.          Agreement to Vote Shares; Irrevocable Proxy.

(a)          Company Stockholder agrees during the term of this Agreement to be present and counted and to vote or cause to be voted the Company Voting Shares that he, she or it Beneficially Owns at any meeting of stockholders of the Company or any adjournment thereof, and to execute a written consent of stockholders of the Company if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any request for action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against any Acquisition Proposal or action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Merger).

(b)          Company Stockholder hereby appoints Parent, Avshalom Kalichstein and Darrell Crate and any designee of Avshalom Kalichstein and Darrell Crate, and each of them individually, as his, her or its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Company Stockholder under this Agreement. Company Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Company Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and, solely with respect to the transactions described within this Agreement and not regarding voting provisions related to the Company’s Board of Directors and votes to increase the authorized amount of Company Class A Common Stock (the “Existing Voting Provisions”), shall revoke any and all prior proxies granted by each Company Stockholder with respect to his, her or its Voting Shares. The power of attorney granted by Company Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Company Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

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4.          No Voting Trusts or Other Arrangement. Except for the Original Voting Agreement, Company Stockholder agrees that Company Stockholder will not, and will not permit any entity under Company Stockholder’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Except for the previous proxies and attorney in fact with respect to the Existing Voting Provisions in the Original Voting Agreement, Company Stockholder hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.          Transfer and Encumbrance. Company Stockholder agrees that during the term of this Agreement, Company Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Company Stockholder’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by Company Stockholder to (a) an executive officer or director of the Company, (b) any member of Company Stockholder's immediate family, or to a trust for the benefit of Company Stockholder or any member of Company Stockholder's immediate family, or upon the death of Company Stockholder, or (c) Company Stockholder’s Affiliate; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

6.          Standstill. Without the express, prior written consent of the Parent Board, from and after the date hereof until the earlier of the Closing or the termination of the Merger Agreement in accordance with the terms thereof (the “Standstill Period”), except for Company Stockholder’s receipt of Parent Common Stock pursuant to the Merger Agreement, neither Company Stockholder nor any of its Affiliates shall, directly or indirectly, in any manner:

a.           acquire, offer to acquire or agree to acquire record or beneficial ownership of any securities (or any interest therein or right thereto) having statutory, organic or contractual voting power, whether or not contingent (“Voting Securities”), of Parent;

b.           sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Voting Securities (or other securities) of Parent acquired or held by Company Stockholder or permit any of its Affiliates to do so;

c.           enter into any contract, arrangement, understanding, plan, agreement or commitment (whether oral or written) with respect to any Derivative Securities of Parent; or

d.           advise, assist, encourage or direct any Person to do (or to advise, assist, encourage or direct any other Person to do) any of the foregoing.

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7.          Appraisal and Dissenters’ Rights. Company Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Company Stockholder may have by virtue of ownership of any Voting Shares.

8.          Investor Agreements. Company Stockholder hereby agrees to the termination of the Original Voting Agreement, the Co-Sale Agreement, the Investors’ Rights Agreement and any other similar agreements between the Company and Company Stockholder, including any such agreement granting Company Stockholder investor rights, rights of first refusal, registration rights or director designation rights, at or immediately prior to the Effective Time, without any liability being imposed on the part of Parent or the Company.

9.          Sellers Representative. Company Stockholder hereby agrees to the appointment of (i) the Sellers Representative named in the Merger Agreement (or any other Person as the Company Board may decide) to act as Sellers Representative for the benefit of the Selling Stockholders pursuant to the Merger Agreement and (ii) the Advisory Committee named in the Merger Agreement.

10.         Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to stockholders of the Company pursuant to the Merger Agreement as in effect on the date hereof; provided, however, that in the case of any termination pursuant to the foregoing clause (i), Sections 7, 15 and 16 shall survive such termination hereof. Except as provided in this Section 10, upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

11.         No Agreement as Director or Officer. Company Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company. If applicable, Company Stockholder does not make any agreement or understanding in this Agreement in Company Stockholder’s capacity (or in the capacity of any Affiliate, partner or employee of Company Stockholder) as a director or officer of the Company or any of its Subsidiaries (if Company Stockholder holds such office). If applicable, nothing in this Agreement will limit or affect any actions or omissions taken by Company Stockholder in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in Company Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict Company Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders, as applicable.

12.         Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Company Stockholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

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13.         Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

14.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to Parent at Easterly Acquisition Corp., 375 Park Avenue, 21st Floor, New York, NY 10152, Attention: Avshalom Kalichstein, Facsimile: (646) 383-9413, with a copies (which shall not constitute notice) to (i) Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022, Attention: Alexander B. Johnson, Facsimile: (212) 918-3100, (ii) Sungevity, Inc., 66 Franklin St., Oakland, CA 94607, Attention: Andrew Birch, Facsimile: (510) 380-6875, (iii) Sungevity, Inc., 66 Franklin St., Oakland, CA 94607, Attention: General Counsel, Telephone No: (510) 496-5500, Facsimile: (510) 380-6875 and (iv) Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, CA 94105-2669, Attention: Andrew D. Thorpe, Facsimile: (415) 773-5759, and to Company Stockholder at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14).

15.         Public Announcements. Company Stockholder shall not issue any press release or otherwise make any public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of Parent or except as may be required by applicable Law.

16.         Miscellaneous.

(a)          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

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(b)          Each of the parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 14.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(c).

(d)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(e)          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

(f)          Company Stockholder shall execute and deliver (or cause to be executed and delivered) such additional certificates, instruments and other documents as may be necessary or desirable, upon the reasonable request of Parent or the Company, to effect the transactions contemplated by this Agreement, including, without limitation, the Written Consent.

(g)          All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

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(h)          The obligations of Company Stockholder set forth in this Agreement shall not be effective or binding upon Company Stockholder until after such time as the Merger Agreement is executed and delivered by Parent, Merger Sub, the Company and Sellers Representative. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)          No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 16(i) shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PARENT:

EASTERLY ACQUISITION CORP.

By:
Name:
Title:

[Voting Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY STOCKHOLDER:

[ ]

By:
Name:
Title:
Address:

Company Class A Common Stock: ____________

Company Class B Common Stock: ____________

Company Series A Preferred Stock: ___________

Company Series B Preferred Stock: ___________

Company Series C Preferred Stock: ___________

Company Series D Preferred Stock: ___________

Company Class A Warrants: ____________

Company Series A Warrants: ____________

Company Series B Warrants: ____________

Company Series C Warrants: ____________

Company Series D Warrants: ____________

Company Stock Options: ____________

Dollar Amount of Convertible Notes Outstanding: ____________

[Voting Agreement Signature Page]

Exhibit A

CONSENT OF SPOUSE

I, ____________________, spouse of ______________________ (“Company Stockholder”), have read and hereby approve the foregoing Voting Agreement. In order to facilitate the Merger as set forth in the Merger Agreement, I hereby agree to be irrevocably bound by the Voting Agreement and further agree that any community property or similar interest that I may have in the Voting Shares (as defined therein) shall be similarly bound by the Voting Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Voting Agreement.

Spouse of Company Stockholder
(if applicable)